UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 St. James Place, Suite 550 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CRF 240.133-4(c))

Item 8.01 Other Events

On January 27, 2005 the Board of Directors elected Richard W. Weis, age 47, as Vice President – Business Development of Omega Protein Corporation (the “Company”). From May 2002 until January 2004, Mr. Weis served as Vice President - Business Development for Flavors of North America, Inc., a manufacturer of quality flavors for the food and beverage industries and other industries. From 2000 to May 2002, Mr. Weis was a self-employed consultant in the flavor industry. From 1993 through 2000, Mr. Weis was President of Alex Fries, Inc., a Land O’Lakes, Inc. subsidiary that produced flavor systems for the food and beverage industries and other industries. Mr. Weis also served as Vice President and Chief Operating Officer of Alex Fries, Inc. from 1987 to 1993.

Upon joining the Company, Mr. Weis was awarded an initial grant of 20,000 non-qualified stock options under the Company’s 2000 Long-Term Incentive Plan (the “2000 Plan”) in the form of the Stock Option Agreement attached hereto as Exhibit 10.1. Mr. Weis was also awarded a second grant of 20,000 non-qualified stock options under the 2000 Plan in the form of the Stock Option Agreement attached hereto as Exhibit 10.2.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

a. Financial Statements of Business Acquired.

None.

b. Pro Forma Financial Information.

None.

c. Exhibits

10.1	Stock Option Agreement dated as of January 11, 2005 by and between the Company and Richard W. Weis

10.2	Stock Option Agreement dated as of January 27, 2005 by and between the Company and Richard W. Weis

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omega Protein Corporation

Dated: January 28, 2005.	/s/ John D. Held
John D. Held
Senior Vice President, General Counsel and Secretary

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